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                                                                   EXHIBIT 23.11

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


The Board of Directors
Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102


We hereby consent to the use of the opinion letter of Morgan Stanley & Co. Incorporated, dated February 23, 2003, to the Board of Directors of Devon Energy Corporation ("Devon"), included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 of Devon, relating to the proposed merger involving Devon and Ocean Energy, Inc., and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     MORGAN STANLEY & CO. INCORPORATED

                                     By: /s/ STEPHEN TRAUBER
                                        ---------------------------------
                                     Name: Stephen Trauber
                                     Title: Managing Director

March 7, 2003